            As filed with the Securities and Exchange Commission on May 29, 1997
                                                  Registration No. 333-_________

________________________________________________________________________________
                          SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D. C.
                      __________________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                      __________________________________________

                               SOTHEBY'S HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)

         Michigan                                     38-2478409
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)

                              500 North Woodward Avenue
                                      Suite 100
                          Bloomfield Hills, Michigan  48304
                       (Address of principal executive offices)

     AMENDED AND RESTATED SOTHEBY'S HOLDINGS, INC. DIRECTOR STOCK OWNERSHIP PLAN
                               (Full title of the plan)

                      __________________________________________

                                   William Sheridan
                                 c/o Sotheby's, Inc.
                                   1334 York Avenue
                              New York, New York  10021
                                   (212)  606-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


_______________________________________________________________________________________________________
                                                   Proposed           Proposed
                                                    maximum            maximum
Title of securities to be    Amount to be     offering price per      aggregate         Amount of
       registered             registered           share (2)        offering price   registration fee
_______________________________________________________________________________________________________

Class A Limited Voting
Common Stock                  150,000(1)           $15.4375            $2,315,625       $701.70
_______________________________________________________________________________________________________


(1) This amount is in addition to 50,000 shares of Class A Limited Voting Common Stock previously registered on Form S-8, Registration Number 33-302315, filed with the Securities and Exchange Commission on April 5, 1996, with respect to a predecessor plan known as the Sotheby's Holdings, Inc. Director Stock Ownership Plan. Consequently, 200,000 shares of the Company's Class A Limited Voting Common Stock will be registered with respect to the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan upon the filing and immediate effectiveness of this registration statement.

(2) Computed, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Limited Voting Common Stock as reported on the New York Stock Exchange Composite Tape on May 23, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Registrant incorporates by reference: (1) its Registration Statement on Form S-8 under the Securities Act of 1933, (the "Act"), as filed with the Securities and Exchange Commission on April 5, 1996, Registration Statement No. 33-302315 (the "1996 Form S-8"); (2) its Annual Report on Form 10-K for the year ended December 31, 1996; and (3) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, each filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("the Exchange Act"). All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The response to Item 4 of the 1996 Form S-8 is incorporated by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The response to Item 5 of the 1996 Form S-8 is incorporated by reference.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The response to Item 6 of the 1996 Form S-8 is incorporated by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The following exhibits are being filed with, or being incorporated by reference in, this Registration Statement:

         4 Amended and Restated Sotheby's Holdings, Inc. Stock Ownership Plan, incorporated by reference to Exhibit 10(v) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

         23(a)  Consent of Deloitte & Touche LLP.

         23(b)  Consent of Miro Weiner & Kramer (included in Exhibit 5).

         24     Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

    The response to Item 9 of the 1996 Form S-8 is incorporated by reference.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of May, 1997.

                                   SOTHEBY'S HOLDINGS, INC.



                                   By:  /S/ DIANA D. BROOKS
                                        ----------------------------------------
                                        Diana D. Brooks, President and Chief
                                        Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                          TITLE                          DATE
     ---------                          -----                          ----

          *                        Chairman of the Board            May 29, 1997
--------------------------------
A. Alfred Taubman

          *                        Vice Chairman of the Board       May 29, 1997
--------------------------------
Max M. Fisher

          *                        Deputy Chairman of the Board     May 29, 1997
--------------------------------
Lord Camoys

/S/ DIANA D. BROOKS                President, Chief Executive       May 29, 1997
--------------------------------   Officer, and Director
Diana D. Brooks

          *                        Executive Vice President,        May 29, 1997
--------------------------------   Chief Operating Officer, and
Kevin A. Bousquette                Director

/S/ WILLIAM S. SHERIDAN            Senior Vice President and        May 29, 1997
--------------------------------   Chief Financial Officer
William S. Sheridan

          *                        Director                         May 29, 1997
--------------------------------
Conrad Black

          *                        Director                         May 29, 1997
--------------------------------
Viscount Blakenham

          *                        Director                         May 29, 1997
--------------------------------
Walter J. P. Curley

          *                        Director                         May 29, 1997
--------------------------------
The Rt. Hon. The Earl of Gowrie

          *                        Director                         May 29, 1997
--------------------------------
The Marquess of Hartington

          *                        Director                         May 29, 1997
--------------------------------
Henry R. Kravis

          *                        Chairman, Sotheby's Europe,      May 29, 1997
--------------------------------   and Director
Simon De Pury

/S/PATRICIA CARBERRY               Vice President, Controller, and  May 29, 1997
--------------------------------   Chief Accounting Officer
Patricia Carberry


*By: /S/  William S. Sheridan
     -------------------------------------
     William S. Sheridan
     Attorney-in-Fact

                               SOTHEBY'S HOLDINGS, INC.

                                    EXHIBIT INDEX




     EXHIBIT                  TITLE OF EXHIBIT
     -------                  ----------------

     4 Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan, incorporated by reference to Exhibit 10 (v) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

     23(a)     Consent of Deloitte & Touche LLP.

     23(b)     Consent of Miro Weiner & Kramer (included in Exhibit 5).

     24        Powers of Attorney.